EXHIBIT 5(E)(2)

                                    FORM OF
                               AMENDMENT NO. 1 TO
                         INVESTMENT ADVISORY AGREEMENT


            AMENDMENT No. 1, dated as of December __, 1998 ("Amendment No. 1"), to the INVESTMENT ADVISORY AGREEMENT, dated as of December 9, 1997 ("Original Agreement"), between EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial" or the "Manager"), and Massachusetts Financial Services Company, a Delaware corporation (the "Adviser").

            EQ Financial and the Adviser agree as follows:

            1. Duration of Agreement. With respect to the Portfolios specified in Schedule A to the Original Agreement, the Original Agreement will continue in effect until December 9, 1999, and thereafter will continue annually only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Board of Trustees who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

               With respect to MFS Growth with Income Portfolio, as specified in Schedule A to this Amendment No. 1 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of this Amendment No. 1 unless such continuance is approved as specified above.

            2. Schedule A. Schedule A to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

            Except as modified and amended hereby, the Original Agreement is hereby ratified and conformed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Original Agreement to be executed by their duly authorized officers as of the date first mentioned above.


EQ FINANCIAL CONSULTANTS, INC.              MASSACHUSETTS FINANCIAL SERVICES
                                            COMPANY


By:                                         By:
   ----------------------------------          --------------------------------
    Name:                                       Name:
    Title:                                      Title:


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                                   APPENDIX A
                                       TO
                               ADVISORY AGREEMENT
                                      WITH
                    MASSACHUSETTS FINANCIAL SERVICES COMPANY


       Portfolio                                  Advisory Fee
       ---------                                  ------------
MFS Research Portfolio              0.40% of the Portfolio's average daily net
                                    assets up to and including $150,000,000

                                    0.375% of the Portfolio's average daily net assets in excess of $150,000,000 up to and including $300,000,000

                                    0.35% of the Portfolio's average daily net assets in excess of $300,000,000

                                                  Advisory Fee
                                                  ------------
MFS Emerging Growth Companies
Portfolio                           0.40% of the Portfolio's average daily net
                                    assets up to and including $150,000,000

                                    0.375% of the Portfolio's average daily net assets in excess of $150,000,000 up to and including $300,000,000

                                    0.35% of the Portfolio's average daily net assets in excess of $300,000,000

                                                  Advisory Fee
                                                  ------------
MFS Growth with Income Portfolio    0.40% of the Portfolio's average daily net
                                    assets up to and including $150,000,000

                                    0.375% of the Portfolio's average daily net assets in excess of $150,000,000 up to and including $300,000,000

                                    0.35% of the Portfolio's average daily net assets in excess of $300,000,000



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